UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2005

CWABS, Inc. (as company under a Pooling and Servicing Agreement, dated as of October 1, 2005, providing for, inter alia, the issuance of Asset-Backed Certificates, Series 2005-IM2)

CWABS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-125164	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Description of the Mortgage Pool

CWABS, Inc. (the “Registrant”) plans a series of notes, entitled CWABS Inc., Asset-Backed Certificates, Series 2005-IM2 (the “Certificates”), to be issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2005, among CWABS Asset-Backed Certificates Trust 2005-IM2, as issuer (the “Issuer”), CWABS, Inc., as depositor (the “Depositor”), Countrywide Home Loans, Inc., as a seller, Park Sienna LLC, as a seller, Park Monaco Inc., as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee. The Certificates to be designated as the Series 2005-IM2 Certificates will represent non-recourse obligations of the Issuer and the property comprising the trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of fixed and adjustable rate mortgage loans secured by first and second liens on one- to four-family residential properties.

Collateral Term Sheets

Countrywide Securities Corporation (“Countrywide Securities”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by Countrywide Securities. The Collateral Term Sheets were prepared by Countrywide Securities at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
Exhibit No.	Description
99.1	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Countrywide Securities to certain prospective purchasers of CWABS Inc., Asset-Backed Notes, Series 2005-IM2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CWABS, INC.

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

Dated: October 18, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page

1	99	Preliminary Collateral Term Sheets	Filed Manually